Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-34510, 333-59316, 333-81172, 333-92276, 333-102907, 333-112380 and 333-116866) pertaining to the 1999 Equity Incentive Plan, the 2000 Equity Incentive Plan, the 2000 Non-Employee Directors’ Stock Option Plan, the 2000 Employee Stock Purchase Plan, the Amended and Restated 2000 Equity Incentive Plan and the Amended and Restated 2000 Non-Employee Directors’ Stock Option Plan of InterMune, Inc., (Form S-1 No. 333-45460) and (Form S-3 Nos. 333-75794 and 333-115516) and in the related Prospectuses, of our reports dated March 10, 2006 with respect to the consolidated financial statements and schedule of InterMune, Inc., InterMune, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of InterMune, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP

March 10, 2005
San Jose, California